                                                                  EXHIBIT 4.36





                     _____________________________________



                             UNION ELECTRIC COMPANY

                                       TO



                            BOATMEN'S TRUST COMPANY


                                    Trustee




                                    ________


                                   INDENTURE
                  (FOR UNSECURED SUBORDINATED DEBT SECURITIES)



                          DATED AS OF DECEMBER 1, 1996



                     _____________________________________

                             UNION ELECTRIC COMPANY

           RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
                  AND INDENTURE, DATED AS OF DECEMBER 1, 1996

TRUST INDENTURE ACT SECTION                                            INDENTURE SECTION
Section 310     (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  909
                (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  909
                (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  914
                (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
                (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  909
                                                                                     910
Section 311     (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  913
                (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  913
                (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  913
Section 312     (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1001
                (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1001
                (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1001
Section 313     (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1002
                (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1002
                (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1002
                (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1002
Section 314     (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1002
                (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  606
                (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
                (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
                (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
                (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
                (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
                (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
Section 315     (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  901
                                                                                     903
                (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  902
                (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  901
                (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  901
                (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  814
Section 316     (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  812
                                                                                     813
                (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  802
                                                                                     812
                (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  813
                (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
                (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  808
Section 317     (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  803
                (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  804
                (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  603
Section 318     (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107


                               TABLE OF CONTENTS

                                  ARTICLE ONE

            Definitions and Other Provisions of General Application

                                                                                           PAGE
                                                                                           ----
SECTION 101.          Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                      "Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Authenticating Agent"  . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Authorized Officer"  . . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Board of Directors"  . . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Board Resolution"  . . . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                      "Company Request" or "Company Order"  . . . . . . . . . . . . . . . .   3
                      "Corporate Trust Office"  . . . . . . . . . . . . . . . . . . . . . .   3
                      "corporation" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                      "Defaulted Interest"  . . . . . . . . . . . . . . . . . . . . . . . .   3
                      "Discount Security" . . . . . . . . . . . . . . . . . . . . . . . . .   3
                      "Dollar" or "$" . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                      "Eligible Obligations"  . . . . . . . . . . . . . . . . . . . . . . .   3
                      "Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . .   3
                      "Governmental Authority"  . . . . . . . . . . . . . . . . . . . . . .   3
                      "Government Obligations"  . . . . . . . . . . . . . . . . . . . . . .   3
                      "Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                      "Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                      "Interest Payment Date" . . . . . . . . . . . . . . . . . . . . . . .   4
                      "Maturity"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                      "Officer's Certificate" . . . . . . . . . . . . . . . . . . . . . . .   4
                      "Opinion of Counsel"  . . . . . . . . . . . . . . . . . . . . . . . .   4
                      "Outstanding" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                      "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                      "Periodic Offering" . . . . . . . . . . . . . . . . . . . . . . . . .   5
                      "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                      "Place of Payment"  . . . . . . . . . . . . . . . . . . . . . . . . .   5
                      "Predecessor Security"  . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Redemption Date" . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Redemption Price"  . . . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Regular Record Date" . . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Required Currency" . . . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Responsible Officer" . . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Security Register" and "Security Registrar"  . . . . . . . . . . . .   6
                      "Senior Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . .   6

                      "Special Record Date" . . . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Stated Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . .   6
                      "Stated Maturity" . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                      "Successor Corporation" . . . . . . . . . . . . . . . . . . . . . . . .   7
                      "Tranche" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                      "Trust Indenture Act" . . . . . . . . . . . . . . . . . . . . . . . . .   7
                      "Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                      "United States" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 102.          Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . .   7

SECTION 103.          Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . .   8

SECTION 104.          Acts of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 105.          Notices, Etc., to Trustee and Company.  . . . . . . . . . . . . . . . .  10

SECTION 106.          Notice to Holders of Securities; Waiver.  . . . . . . . . . . . . . . .  11

SECTION 107.          Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . .  11

SECTION 108.          Effect of Headings and Table of Contents  . . . . . . . . . . . . . . .  11

SECTION 109.          Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 110.          Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 111.          Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 112.          Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 113.          Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


                                  ARTICLE TWO

                                 Security Forms

SECTION 201.          Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 202.          Form of Trustee's Certificate of Authentication . . . . . . . . . . . .  13

                                 ARTICLE THREE

                                 The Securities

SECTION 301.          Amount Unlimited; Issuable in Series  . . . . . . . . . . . . . . . . . . . .  13

SECTION 302.          Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 303.          Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . .  16

SECTION 304.          Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 305.          Registration, Registration of Transfer and Exchange . . . . . . . . . . . . .  19

SECTION 306.          Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . . . .  20

SECTION 307.          Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . .  21

SECTION 308.          Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 309.          Cancellation by Security Registrar  . . . . . . . . . . . . . . . . . . . . .  22

SECTION 310.          Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 311.          Payment to Be in Proper Currency  . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 312.          Extension of Interest Payment Periods . . . . . . . . . . . . . . . . . . . .  23


                                  ARTICLE FOUR

                            Redemption of Securities

SECTION 401.          Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 402.          Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . .  24

SECTION 403.          Selection of Securities to Be Redeemed  . . . . . . . . . . . . . . . . . . .  24

SECTION 404.          Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 405.          Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . . . .  25

SECTION 406.          Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                  ARTICLE FIVE

                                 Sinking Funds

SECTION 501.          Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 502.          Satisfaction of Sinking Fund Payments with Securities . . . . . . . . . . .  26

SECTION 503.          Redemption of Securities for Sinking Fund . . . . . . . . . . . . . . . . .  27


                                                ARTICLE SIX

                                                 Covenants

SECTION 601.          Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . .  27

SECTION 602.          Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 603.          Money for Securities Payments to Be Held in Trust . . . . . . . . . . . . .  28

SECTION 604.          Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 605.          Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 606.          Annual Officer's Certificate as to Compliance . . . . . . . . . . . . . . .  30

SECTION 607.          Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . .  30


                                               ARTICLE SEVEN

                                         Satisfaction and Discharge

SECTION 701.          Satisfaction and Discharge of Securities  . . . . . . . . . . . . . . . . .  30

SECTION 702.          Legal and Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 703.          Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . .  34


                                               ARTICLE EIGHT

                                       Events of Default; Remedies

SECTION 801.          Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 802.          Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . .  36

SECTION 803.          Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . .  37

SECTION 804.          Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 805.          Trustee May Enforce Claims Without Possession of Securities . . . . . . . . . . . .  38

SECTION 806.          Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 807.          Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 808.          Unconditional Right of Holders to Receive Principal, Premium and Interest . . . . .  39

SECTION 809.          Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 810.          Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 811.          Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 812.          Control by Holders of Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 813.          Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 814.          Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 815.          Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . .  41


                                                         ARTICLE NINE

                                                         The Trustee

SECTION 901.          Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 902.          Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 903.          Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 904.          Not Responsible for Recitals or Issuance of Securities  . . . . . . . . . . . . . .  44

SECTION 905.          May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 906.          Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 907.          Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 908.          Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 909.          Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . .  45

SECTION 910.          Resignation and Removal; Appointment of Successor . . . . . . . . . . .  45

SECTION 911.          Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . .  47

SECTION 912.          Merger, Conversion, Consolidation or Succession to Business . . . . . .  48

SECTION 913.          Preferential Collection of Claims Against Company . . . . . . . . . . .  48

SECTION 914.          Co-trustees and Separate Trustees . . . . . . . . . . . . . . . . . . .  49

SECTION 915.          Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . .  50


                                                     ARTICLE TEN

                                   Holders' Lists and Reports by Trustee and Company

SECTION 1001.         Lists of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 1002.         Reports by Trustee and Company. . . . . . . . . . . . . . . . . . . . .  52


                                                    ARTICLE ELEVEN

                                  Consolidation, Merger, Conveyance or Other Transfer

SECTION 1101.         Company May Consolidate, Etc., Only on Certain Terms. . . . . . . . . .  52

SECTION 1102.         Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . .  53


                                                    ARTICLE TWELVE

                                                Supplemental Indentures

SECTION 1201.         Supplemental Indentures Without Consent of Holders. . . . . . . . . . .  53

SECTION 1202.         Supplemental Indentures With Consent of Holders.  . . . . . . . . . . .  55

SECTION 1203.         Execution of Supplemental Indentures. . . . . . . . . . . . . . . . . .  56

SECTION 1204.         Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . .  56

SECTION 1205.         Conformity With Trust Indenture Act.  . . . . . . . . . . . . . . . . .  57

SECTION 1206.         Reference in Securities to Supplemental Indentures. . . . . . . . . . . . . . . .  57

SECTION 1207.         Modification Without Supplemental Indenture.  . . . . . . . . . . . . . . . . . .  57


                                                          ARTICLE THIRTEEN

                                            Meetings of Holders; Action Without Meeting

SECTION 1301.         Purposes for Which Meetings May Be Called.  . . . . . . . . . . . . . . . . . . .  57

SECTION 1302.         Call, Notice and Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 1303.         Persons Entitled to Vote at Meetings. . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 1304.         Quorum; Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 1305.         Attendance at Meetings; Determination of Voting Rights;
                      Conduct and Adjournment of Meetings . . . . . . . . . . . . . . . . . . . . . . .  59

SECTION 1306.         Counting Votes and Recording Action of Meetings.  . . . . . . . . . . . . . . . .  60

SECTION 1307.         Action Without Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                                          ARTICLE FOURTEEN

                                              Immunity of Incorporators, Stockholders,
                                                       Officers and Directors

SECTION 1401.         Liability Solely Corporate. . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                                          ARTICLE FIFTEEN

                                                    Subordination of Securities

SECTION 1501.         Securities Subordinate to Senior Indebtedness.  . . . . . . . . . . . . . . . . .  61

SECTION 1502.         Payment Over of Proceeds of Securities. . . . . . . . . . . . . . . . . . . . . .  61

SECTION 1503.         Disputes with Holders of Certain Senior Indebtedness. . . . . . . . . . . . . . .  63

SECTION 1504.         Subrogation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

SECTION 1505.         Obligation of the Company Unconditional.  . . . . . . . . . . . . . . . . . . . .  63

SECTION 1506.         Priority of Senior Indebtedness Upon Maturity . . . . . . . . . . . . . . . . . .  64

SECTION 1507.         Trustee as Holder of Senior Indebtedness. . . . . . . . . . . . . . . . . . . .  64

SECTION 1508.         Notice to Trustee to Effectuate Subordination.  . . . . . . . . . . . . . . . .  64

SECTION 1509.         Modification, Extension, Etc., of Senior Indebtedness.  . . . . . . . . . . . .  64

SECTION 1510.         Trustee Has No Fiduciary Duty to Holders of Senior Indebtedness.  . . . . . . .  65

SECTION 1511.         Paying Agents Other Than the Trustee. . . . . . . . . . . . . . . . . . . . . .  65

SECTION 1512.         Rights of Holders of Senior Indebtedness Not Impaired.  . . . . . . . . . . . .  65

SECTION 1513.         Effect of Subordination Provisions; Termination.  . . . . . . . . . . . . . . .  65

             INDENTURE, dated as of December 1, 1996, between UNION ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Missouri (herein called the "Company"), having its principal office at 1901 Chouteau Avenue, St. Louis, Missouri 63103, and BOATMEN'S TRUST COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, having its principal corporate trust office at 510 Locust Street, St. Louis, Missouri 63101, as Trustee (herein called the "Trustee").


                             RECITAL OF THE COMPANY

             The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as contemplated herein; and all acts necessary to make this Indenture a valid agreement of the Company have been performed.

             For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

             For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. DEFINITIONS.

             For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                   (a) the terms defined in this Article have the meanings
             assigned to them in this Article and include the plural as well as the singular;

                   (b) all terms used herein without definition which are
             defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                   (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture; provided, however, that in determining generally accepted accounting principles applicable to the Company, the Company shall, to the extent required, conform to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and

                   (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

             Certain terms, used principally in Article Nine, are defined in that Article.

             "ACT", when used with respect to any Holder of a Security, has the meaning specified in Section 104.

             "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

             "AUTHENTICATING AGENT" means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate one or more series of Securities.

             "AUTHORIZED OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer or any other duly authorized officer of the Company.

             "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture.

             "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a duly authorized committee thereof, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "BUSINESS DAY", when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by
Section 301.

             "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the date of execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

             "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

             "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

             "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution and delivery of this Indenture is located at 510 Locust Street, St. Louis, Missouri 63101.

             "CORPORATION" means a corporation, association, company, joint stock company or business trust.

             "DEFAULTED INTEREST" has the meaning specified in Section 307.

             "DISCOUNT SECURITY" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802. "Interest" with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.

             "DOLLAR" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

             "ELIGIBLE OBLIGATIONS" means:

                         (a) with respect to Securities denominated in Dollars, Government Obligations; or

                         (b) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 301.

             "EVENT OF DEFAULT" has the meaning specified in Section 801.

             "GOVERNMENTAL AUTHORITY" means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

                   "GOVERNMENT OBLIGATIONS" means:

                         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof; and

                         (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or state supervision or examination with a combined capital and surplus of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

             "HOLDER" means a Person in whose name a Security is registered in the Security Register.

             "INDENTURE" means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

             "INTEREST PAYMENT DATE", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

             "MATURITY", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

             "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer and delivered to the Trustee.

             "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, or other counsel acceptable to the Trustee.

             "OUTSTANDING", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                   (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                   (b)  Securities deemed to have been paid in accordance with
             Section 701; and

                   (c) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

                         (x) Securities owned by the Company or any other
                   obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor;

                         (y) the principal amount of a Discount Security that
                   shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 802; and

                         (z) the principal amount of any Security which is
                   denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Discount Security, the Dollar equivalent on the date determined as set forth below of the amount determined as provided in (y) above) of such currency or composite currency evidenced by such Security, in each such case certified to the Trustee in an Officer's Certificate, based
                   (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding any such determination or (ii) if on such fifth Business Day it shall not be possible or practicable to obtain such quotations from such three banks, on such other quotations or alternative methods of determination which shall be as consistent as practicable with the method set forth in (i) above;

provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

             "PAYING AGENT" means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.

             "PERIODIC OFFERING" means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

             "PERSON" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any Governmental Authority thereof.

             "PLACE OF PAYMENT", when used with respect to the Securities of any series, or tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section

602, principal of and premium, if any, and interest, if any, on the Securities of such series or tranche are payable.

             "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

             "REDEMPTION DATE", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

             "REDEMPTION PRICE", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

             "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

             "REQUIRED CURRENCY" has the meaning specified in Section 311.

             "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

             "SECURITIES" has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

             "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 305.

             "SENIOR INDEBTEDNESS" means all obligations (other than non-recourse obligations, the indebtedness issued under this Indenture, and other indebtedness which is expressly made subordinate to or pari passu with the indebtedness issued under this Indenture) of, or guaranteed or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than indebtedness issued under this Indenture and other indebtedness which is expressly made subordinate to or pari passu with the indebtedness issued under this Indenture), or for the payment of money relating to any lease which is capitalized on the balance sheet of the Company in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of this Indenture or subsequently incurred by the Company.

             "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to
Section 307.

                   "STATED INTEREST RATE" means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness the Company's obligations in respect of which are evidenced or secured in whole or in part by such Security.

             "STATED MATURITY", when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

             "SUCCESSOR CORPORATION" has the meaning set forth in Section 1101.

             "TRANCHE" means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

             "TRUST INDENTURE ACT" means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.

             "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall means the Trustee with respect to Securities of that series.

             "UNITED STATES" means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

             Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

             Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                   (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                   (b) a brief statement as to the nature and scope of the
             examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (c) a statement that, in the opinion of each such Person,
             such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (d) a statement as to whether, in the opinion of each such
             Person, such condition or covenant has been complied with.


SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

             In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

             Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion are based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

             Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer's Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.


SECTION 104. ACTS OF HOLDERS.

                   (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 901) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1306.

                   (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                   (c) The principal amount (except as otherwise contemplated in clause (y) of the proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                   (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                   (e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

                   (f) Securities of any series, or any Tranche thereof,
             authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

                   (g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date.

SECTION 105. NOTICES, ETC., TO TRUSTEE AND COMPANY.

             Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission, telex or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered mail, charges prepaid, to the applicable address set opposite such party's name below or to such other address as either party hereto may from time to time designate:

             If to the Trustee, to:

             Boatmen's Trust Company
             510 Locust Street
             St. Louis, Missouri  63101

             Attention:  P.C. QuiBelle
             Telephone:  (314) 466-1356
             Telecopy:   (314) 466-2469

             If to the Company, to:

             Union Electric Company
             1901 Chouteau Avenue
             St. Louis, Missouri  63103

             Attention: Treasurer
             Telephone:  (314) 621-3222
             Telecopy:   (314) 554-3066

             Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission, telex or other direct written electronic means, on the date of transmission, with receipt of acknowledgment, and if transmitted by registered mail, on the date of receipt.

SECTION 106. NOTICE TO HOLDERS OF SECURITIES; WAIVER.

             Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

             In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

             Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. CONFLICT WITH TRUST INDENTURE ACT.

             If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any of the provisions of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 108. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

             The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. SUCCESSORS AND ASSIGNS.

             All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. SEPARABILITY CLAUSE.

             In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. BENEFITS OF INDENTURE.

             Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Holders, and so long as the notice described in Section 1513 hereof has not been given, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. GOVERNING LAW.

             This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

SECTION 113. LEGAL HOLIDAYS.

             In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the Board Resolution or Officer's Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.


                                  ARTICLE TWO

                                 SECURITY FORMS


SECTION 201. FORMS GENERALLY.

             The definitive Securities of each series shall be in substantially the form or forms thereof established in the indenture supplemental hereto establishing such series or in a Board Resolution establishing such series, or in an Officer's Certificate pursuant to such supplemental indenture or Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the authorizations, orders or regulations of any state regulatory agency having jurisdiction over the Company, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer's Certificate pursuant to a Board Resolution, such Board Resolution and Officer's Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by
Section 303 for the authentication and delivery of such Securities.

             Unless otherwise specified as contemplated by Section 301, the Securities of each series shall be issuable in registered form. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 202. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

             The Trustee's certificate of authentication shall be in substantially the form set forth below:

                   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        BOATMEN'S TRUST COMPANY
                                        as Trustee



                                        By: ______________________
                                               Authorized Officer




                                 ARTICLE THREE

                                 THE SECURITIES


SECTION 301. AMOUNT UNLIMITED; ISSUABLE IN SERIES.

             The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

             The Securities may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or a Board Resolution:

                   (a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

                   (b) any limit upon the aggregate principal amount of the
             Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 406 or 1206 and, except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                   (c) the Person or Persons (without specific identification)
             to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

                   (d) the date or dates on which the principal of the
             Securities of such series or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

                   (e) the rate or rates at which the Securities of such
             series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; the right of the Company, if any, to extend the interest payment periods and the duration of any such extension as contemplated by
             Section 312 and the basis of computation of interest, if other than as provided in Section 310;

                   (f) the place or places at which or methods by which (1) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (2) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (3) exchanges of Securities of such series, or any Tranche thereof, may be effected and (4) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar for such series; and if such is the case, that the principal of such Securities shall be payable without presentment or surrender thereof;

                   (g) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions, including but not limited to a restriction on a partial redemption by the Company of the Securities of any series, or any Tranche thereof, resulting in delisting of such Securities from any national exchange;

                   (h) the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 404 in the case of mandatory redemption or redemption at the option of the Holder;

                   (i) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

                   (j) the currency or currencies, including composite
             currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars);

                   (k) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election may be made;

                   (l) if the principal of or premium, if any, or interest on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

                   (m) if the amount payable in respect of principal of or
             premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside this Indenture, the manner in which such amounts shall be determined to the extent not established pursuant to clause (e) of this paragraph;

                   (n) if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 802;

                   (o) any Events of Default, in addition to those specified in
             Section 801, with respect to the Securities of such series, and any covenants of the Company for the benefit of the Holders of the Securities of such series, or any Tranche thereof, in addition to those set forth in Article Six;

                   (p) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

                   (q) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 701;

                   (r) if the Securities of such series, or any Tranche
             thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;

                   (s) if the Securities of such series, or any Tranche
             thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (g) of Section 1201;

                   (t) to the extent not established pursuant to clause (r) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

                   (u) any exceptions to Section 113, or variation in the
             definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and

                   (v) any other terms of the Securities of such series, or any
             Tranche thereof, not inconsistent with the provisions of this Indenture.

             The Securities of each series, or any Tranche thereof, shall be subordinated in the right of payment to Senior Indebtedness as provided in Article Fifteen.

             With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer's Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by the clause (b) of the third paragraph of Section 303.

SECTION 302. DENOMINATIONS.

             Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

             Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer and may have the corporate seal of the Company affixed thereto or reproduced thereon attested by any other Authorized Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.

             Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

             The Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

                   (a) the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 201 and 301;

                   (b) a Company Order requesting the authentication and
             delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Sections 201 and 301, either
             (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide, to the extent acceptable to the Trustee, for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;

                   (c) the Securities of such series, executed on behalf of the
             Company by an Authorized Officer;

                   (d) an Opinion of Counsel to the effect that:

                                (i) that the form or forms of such Securities
                         have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

                                (ii) that the terms of such Securities have
                         been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

                                (iii) that such Securities, when authenticated
                         and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all Securities of such series) and that in lieu of the opinions described in clauses (ii) and (iii) above Counsel may opine that:

                         (x) when the terms of such Securities shall have been
                   established pursuant to a Company Order or Orders or pursuant to such procedures (acceptable to the Trustee) as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

                         (y) such Securities, when authenticated and delivered
                   by the Trustee in accordance with this Indenture and the Company Order or Orders or specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to conclusively rely that the Company's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any Governmental Authority having jurisdiction over the Company.

             If the form or terms of the Securities of any series have been established by or pursuant to a Board Resolution or an Officer's Certificate as permitted by Sections 201 or 301, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

             Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

             Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or its agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 304. TEMPORARY SECURITIES.

             Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

             Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

             Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

             The Company shall cause to be kept in each office designated pursuant to Section 602, with respect to the Securities of each series or any Tranche thereof, a register (all registers kept in accordance with this Section being collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the "Security Registrar." Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

             Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

             Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

             All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

             Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing. Such registration of transfer or exchange will be effected upon the Company, the Trustee or the Security Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

             Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 406 or 1206 not involving any transfer.

             The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period beginning at the opening of business 15 days immediately preceding the day of a mailing of a notice of redemption identifying the serial numbers of the Securities of such series or Tranche called for redemption and ending at the close of business on the day of such mailing or (b) any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

             If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

             If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and

Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

             Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

             Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

             Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

             The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

             Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

             Subject to Section 312 any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                   (a) The Company may elect to make payment of any Defaulted
             Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a "Special
             Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date. The Trustee shall be entitled to conclusively rely on the Company's instructions, including any list of Holders as it appears in the Security Register, with respect to any payment of Defaulted Interest under this Section 307.

                   (b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

             Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. PERSONS DEEMED OWNERS.

             The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. CANCELLATION BY SECURITY REGISTRAR.

             All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar.
The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with a Company Order delivered to the Security Registrar and the Trustee, and the Security Registrar shall promptly deliver a certificate of disposition to the Trustee and the Company unless, by a Company Order, similarly delivered, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this Section 309 to the Trustee and the Company.

SECTION 310. COMPUTATION OF INTEREST.

             Except as otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months and on the basis of the actual number of days elapsed within any month in relation to the deemed 30 days of such month.

SECTION 311. PAYMENT TO BE IN PROPER CURRENCY.

             In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the "Required Currency"), except as otherwise specified with respect to such Securities as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

SECTION 312. EXTENSION OF INTEREST PAYMENT PERIODS.

             The Company shall have the right at any time, so long as the Company is not in default in the payment of interest on the Securities of any series hereunder, to extend interest payment periods on all Securities of one or more series, or Tranches thereof, if so specified as contemplated by Section 301 with respect to such Securities and upon such terms as may be specified as contemplated by Section 301 with respect to such securities.


                                  ARTICLE FOUR

                            REDEMPTION OF SECURITIES


SECTION 401. APPLICABILITY OF ARTICLE.

             Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.

SECTION 402. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

             The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer's Certificate. The Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction or condition.

SECTION 403. SELECTION OF SECURITIES TO BE REDEEMED.

             If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by such method of random selection as the Security Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer's Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Security Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.

             The Security Registrar shall promptly notify the Company and the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

             For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 404. NOTICE OF REDEMPTION.

             Notice of redemption shall be given in the manner provided in
Section 106 to the Holders of the Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

             All notices of redemption shall state:

                   (a) the Redemption Date,

                   (b) the Redemption Price,

                   (c) if less than all the Securities of any series or Tranche are to be redeemed, the
             identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,

                   (d) that on the Redemption Date the Redemption Price,
             together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                   (e) the place or places where such Securities are to be
             surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such Securities that such surrender shall not be required,

                   (f) that the redemption is for a sinking or other fund, if such is the case, and

                   (g) such other matters as the Company shall deem desirable or appropriate.

             Unless otherwise specified with respect to any Securities in accordance with Section 301, with respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with
Section 701, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

             Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company's request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

SECTION 405. SECURITIES PAYABLE ON REDEMPTION DATE.

             Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such Security; and provided, further, that except as otherwise specified as contemplated by Section 301 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 307.

SECTION 406. SECURITIES REDEEMED IN PART.

             Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                  ARTICLE FIVE

                                 SINKING FUNDS

SECTION 501. APPLICABILITY OF ARTICLE.

             The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of any series, or any Tranche thereof, except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche.

             The minimum amount of any sinking fund payment provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, or any Tranche thereof, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 502. Each sinking fund payment shall be applied to the redemption of Securities of the series or Tranche in respect of which it was made as provided for by the terms of such Securities.

SECTION 502. SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

             The Company (a) may deliver to the Paying Agent or Agents Outstanding Securities (other than any previously called for redemption) of a series or Tranche in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Securities of such series or Tranche which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of such mandatory sinking fund payment; provided, however, that no Securities shall be applied in satisfaction of a mandatory sinking fund payment if such Securities shall have been previously so applied. Securities so applied shall be received and credited for such purpose by the Paying Agent or Agents at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 503. REDEMPTION OF SECURITIES FOR SINKING FUND.

             Not less than 45 days prior to each sinking fund payment date for the Securities of any series, or any Tranche thereof, the Company shall deliver to the Paying Agent or Agents an Officer's Certificate specifying:

                   (a) the amount of the next succeeding mandatory sinking fund payment for such series or Tranche;

                   (b) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

                   (c) the aggregate sinking fund payment;

                   (d) the portion, if any, of such aggregate sinking fund
             payment which is to be satisfied by the payment of cash;

                   (e) the portion, if any, of such aggregate sinking fund
             payment which is to be satisfied by delivering and crediting Securities of such series or Tranche pursuant to Section 502 and stating the basis for such credit and that such Securities have not previously been so credited, and the Company shall also deliver to the Trustee any Securities to be so delivered. If the Company shall not deliver such Officer's Certificate, the next succeeding sinking fund payment for such series or Tranche shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 30 days before each such sinking fund payment date the Paying Agent or Agents shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 403 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 404. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 405 and 406.



                                  ARTICLE SIX

                                   COVENANTS


SECTION 601. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

             The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

SECTION 602. MAINTENANCE OF OFFICE OR AGENCY.

             The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The
Company
shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 106. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

             The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in
Section 106, of any such designation or rescission and of any change in the location of any such other office or agency.

             Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 603. MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

             If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

             Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

             The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

                   (a) hold all sums held by it for the payment of the
             principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                   (b) give the Trustee notice of any failure by the Company
             (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

                   (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

             The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Seven; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

             Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as a Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 604. CORPORATE EXISTENCE.

             Subject to the rights of the Company under Article Eleven, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 605. MAINTENANCE OF PROPERTIES.

             The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

SECTION 606. ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

             Not later than June 1 in each year, commencing June 1, 1997 the Company shall deliver to the Trustee an Officer's Certificate which need not comply with Section 102, executed by the principal executive officer or the principal financial officer or the principal accounting officer of the Company, as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 607. WAIVER OF CERTAIN COVENANTS.

             The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 602 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with Section 602 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 604, 605, 606 or Article Eleven if before the time for such compliance the Holders of at least a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in the case of
(a) or (b), no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                 ARTICLE SEVEN

                           SATISFACTION AND DISCHARGE

SECTION 701. SATISFACTION AND DISCHARGE OF SECURITIES.

                   (a) This Indenture shall upon Company Request cease to be of further effect (except that Sections 304, 305, 306, 404, 503 (as to notice of redemption), 602, 603, 907 and 915 and this Article Seven shall survive), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                         (i) either

                                (1) all Securities theretofore authenticated
                         and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (B) Securities deemed to have been paid in accordance with
                         Section 702(a)) have been delivered to the Trustee for cancellation; or

                                (2) all Securities not theretofore delivered to
                         the Trustee for cancellation (other than Securities described in clause (1)(A) above) shall be deemed to have been paid in accordance with Section 702(a);

                         (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                         (iii) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                   (b) In the event there shall be Securities of two or more
             series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of all series as to which it is Trustee and if the other conditions thereto as required herein are met. In the event there shall be two or more Trustees hereunder, then the effectiveness of each such instrument from each Trustee hereunder shall be conditioned upon receipt of such instruments from each other Trustee hereunder.

                   (c) Upon satisfaction and discharge of this Indenture as
             provided in this Section 701, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by
             Section 907, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities other than money and Eligible Obligations held by the Trustee pursuant to Section 703.

SECTION 702.  LEGAL AND COVENANT DEFEASANCE.

                   (a) On and after the date the Company shall have fulfilled the conditions of Section 702(c), it shall be deemed to have paid and discharged the entire indebtedness represented by any Security or Securities of any series or Tranche, or any portion of the principal amount thereof, and satisfied its obligations under this Indenture with respect thereto (hereinafter, "Legal Defeasance"). Such Securities shall thereafter be deemed to be "Outstanding" solely for the purposes of Section 703 hereof and the following provisions of this Indenture shall survive with respect thereto:
             (i) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 702(c), payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, or on the redemption date, as the case may be, and (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 304, 305, 306, 404, 503 (as to notice of redemption), 602, 603, 907 and
             915 and this Article Seven. The Company may elect to effect a Legal Defeasance under this Section 702(a) notwithstanding the prior election to effect a Covenant Defeasance under Section 702(b) with respect to Securities or portions thereof of the same series or Tranche.

                   (b) The Company shall be released from its obligations under the covenants contained in Sections 604 (except with respect to maintaining its corporate existence), 605 and 606 and Article Eleven with respect to any Security or Securities of any series or Tranche or any portion of the principal amount thereof (and under any covenants inserted pursuant to Section 301(v), in any supplemental indenture, Board Resolution or Officers' Certificate establishing such Security), on and after the date the conditions in Section 702(c) are satisfied (hereinafter, "Covenant Defeasance"). Such Securities or portions thereof shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder.

             In the event of a Covenant Defeasance, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 801(c) with respect to such Securities or portions thereof, but, except as specified above, the remainder of this Indenture and such Securities or portions thereof shall continue to be in full force and effect.

                   (c) The following shall be the conditions to any defeasance under this Section 702:

                         (i) there shall have been irrevocably deposited with
                   the Trustee, in trust: (1) money in an amount which shall be sufficient, or (2) Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof will provide moneys which, together with the money, if any, deposited with or held by the Trustee, shall be sufficient, or (3) a combination of
                   (1) or (2) which shall be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that (x) in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee and (y) such money or the proceeds of such Eligible Obligations shall either
                   (i) have been on deposit with the Trustee for a period of at least 90 days, or (ii) the Trustee shall have received an Opinion of Counsel reasonably satisfactory in form to the Trustee to the effect that payments to Holders with such moneys as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors;

                                (ii) if such deposit shall have been made prior
                   to the Maturity of such Securities, the Company shall have delivered to the Trustee a Company Order stating that the money and Eligible Obligations deposited with the Trustee in accordance with this Section shall be held by the Trustee, in trust, as provided in Section 703;

                                (iii) if Eligible Obligations shall have been
                   deposited with the Trustee, the Company shall have delivered to the Trustee an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the requirements set forth in clause (i) above have been satisfied;

                                (iv) the Company shall have delivered to the
                   Trustee an Opinion of Counsel in the form described in
                   Section 702(d);

                                (v) the Company shall have delivered to the
                   Trustee an Officers' Certificate stating that all conditions precedent herein relating to either the Legal Defeasance under

                   Section 702(a) or the Covenant Defeasance under Section 702(b), as the case may be, have been complied with; and

                                (vi) the deposit shall not result in the
                   Company, the Trustee or the trust being deemed an "investment company" under the Investment Company Act of 1940, as amended.

                   (d) (i) In the case of Legal Defeasance under Section
             702(a), there shall also be delivered to the Trustee either (x) an Opinion of Counsel in a form reasonably satisfactory to the Trustee to the effect that, based upon (A) an accompanying ruling of the Internal Revenue Service issued to the Company, or (B) a change in law or regulation occurring after the date hereof, the Holders will not realize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance but will realize income, gain or loss on the Securities, including payments of interest thereon, in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or (y) an instrument, in form reasonably satisfactory to the Trustee, wherein the Company, notwithstanding the payment and discharge, pursuant to Section 702(a) and (e), of its indebtedness in respect of Securities of any series, or any portion of the principal amount thereof, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of subsection (c)(i) hereof), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof ; and

                                (ii)  In the case of Covenant Defeasance under
                   Section 702(b), there shall also be delivered to the Trustee an Opinion of Counsel in a form reasonably satisfactory to the Trustee to the effect that the Holders will not realize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance but will realize income, gain or loss on the Securities, including payments of interest thereon, in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

                   (e) In the event that the Company effects a Legal
             Defeasance, upon receipt by the Trustee of money or Eligible Obligations, or both, in accordance with Section 702(c), together with the documents required by such paragraph, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Security or Securities or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof is deemed to have been satisfied and discharged.

                   (f) If payment of less than all of the Securities of any
             series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof in the manner specified by Section 403 for selection for redemption of less than all the Securities of a series or Tranche.

                   (g) In the event that Securities which shall be deemed to
             have been paid as a result of a Legal Defeasance (or with respect to which a Covenant Defeasance has been effected) do not mature and are not to be redeemed within the 60-day period commencing with the date of the deposit with the Trustee of moneys or Eligible Obligations, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

                   (h) The Company shall pay, and shall indemnify the Trustee and each Holder of Securities which are deemed to have been paid as provided in this Section against any tax, fee or other charge imposed on or assessed against the Eligible Obligations deposited with the Trustee or the principal or interest received by the Trustee in respect of such Eligible Obligations.

                   (i) Anything herein to the contrary notwithstanding, if, at any time after a Legal Defeasance or a Covenant Defeasance is effected pursuant to this Section (without regard to the provisions of this paragraph (i)), the Trustee shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, the indebtedness of the Company in respect of such Security shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain Outstanding, or, as the case may be, the obligations under the above-mentioned covenants in respect of such Security shall thereupon be deemed retroactively not to have been released.

SECTION 703.  APPLICATION OF TRUST MONEY.

             Neither the Eligible Obligations nor the money deposited with the Trustee pursuant to Section 702(c)(i), nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 603; provided, however, that, so long as there shall not have occurred and be continuing an Event of Default, any cash received from such principal or interest payments on such Eligible Obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, be invested in Eligible Obligations of the type described in Section 702(c)(i)(2) maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received by the Trustee, free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 907; and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held by the Trustee in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture except the lien provided by Section 907.

                                 ARTICLE EIGHT

                          EVENTS OF DEFAULT; REMEDIES


SECTION 801. EVENTS OF DEFAULT.

             "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events:

                   (a) failure to pay interest, if any, on any Security of such series within sixty (60) days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen hereof); provided, however, that a valid extension of the interest payment period by the Company as contemplated in
             Section 312 of this Indenture shall not constitute a failure to pay interest for this purpose; or

                   (b) failure to pay the principal of or premium, if any, on any Security of such series within three (3) Business Days after its Maturity (whether or not payment is prohibited by the provisions of Article Fifteen hereof); or

                   (c) failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

                   (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

                   (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors; or

                   (f) any other Event of Default specified with respect to
             Securities of such series.


SECTION 802. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

             If an Event of Default shall have occurred and be continuing with respect to Securities of any series at the time Outstanding, then in every such case the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Securities of such series may declare the principal amount (or, if any of the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all of the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount) shall become immediately due and payable (provided that the payment of principal of such securities shall remain subordinated to the extent provided in Article Fifteen hereof); provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, may make such declaration of acceleration, and not the Holders of the Securities of any one of such series.

             At any time after such a declaration of acceleration with respect to Securities of any series shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

                   (a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

                         (1) all overdue interest on all Securities of such
                             series;

                         (2) the principal of and premium, if any, on any
                   Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

                         (3) to the extent that payment of such interest is
                   lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities;

                         (4) all amounts due to the Trustee under Section 907;
                   and

                   (b) any other Event or Events of Default with respect to
             Securities of such series, other than the non-payment of the principal of Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 813.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 803. COLLECTION OF INDEBTEDNESS AND SUITS FOR
                         ENFORCEMENT BY TRUSTEE.

             If an Event of Default described in clause (a) or (b) of Section 801 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities of the series with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, to the extent permitted by law, interest on premium, if any, and on any overdue principal and interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 907.

             If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

             If an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 804. TRUSTEE MAY FILE PROOFS OF CLAIM.

             In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                   (a) to file and prove a claim for the whole amount of
             principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 907) and of the Holders allowed in such judicial proceeding, and

                   (b) to collect and receive any moneys or other property
             payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 907.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 805. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

             All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 806. APPLICATION OF MONEY COLLECTED.

             Subject to the provisions of Article Fifteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                   First: To the payment of all amounts due the Trustee
             under Section 907;

                   Second: To the payment of the amounts then due and unpaid
             upon the Securities for principal of and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; and

                   Third: To the Company.

SECTION 807. LIMITATION ON SUITS.

             No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                   (a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

                   (b) the Holders of not less than a majority in aggregate
             principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                   (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                   (d) the Trustee for 60 days after its receipt of such
             notice, request and offer of indemnity shall have failed to institute any such proceeding; and

                   (e) no direction inconsistent with such written request
             shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 808. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND
             INTEREST.

             Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307 and 312) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 809. RESTORATION OF RIGHTS AND REMEDIES.

             If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 810. RIGHTS AND REMEDIES CUMULATIVE.

             Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 811. DELAY OR OMISSION NOT WAIVER.

             No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 812. CONTROL BY HOLDERS OF SECURITIES.

             If an Event of Default shall have occurred and be continuing in respect of a series of Securities, the Holders of a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of such series; and provided, further, that

                   (a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, and

                   (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 813. WAIVER OF PAST DEFAULTS.

             The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

                   (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security of such series, or

                   (b) in respect of a covenant or provision hereof which under
             Section 1202 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

             Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 814. UNDERTAKING FOR COSTS.

             The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 815. WAIVER OF STAY OR EXTENSION LAWS.

             The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE NINE

                                  THE TRUSTEE


SECTION 901. CERTAIN DUTIES AND RESPONSIBILITIES.

                   (a) Except during the continuance of an Event of Default
              with respect to Securities of any series,

                         (1) the Trustee undertakes to perform, with respect to
                   Securities of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (2) in the absence of bad faith on its part, the
                   Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                   (b) In case an Event of Default with respect to Securities of any series shall have occurred and be continuing, the Trustee shall exercise, with respect to Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                   (c) No provision of this Indenture shall be construed to
             relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                         (1) this subsection shall not be construed to limit
                   the effect of subsection (a) of this Section;

                         (2) the Trustee shall not be liable for any error of
                   judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                         (3) the Trustee shall not be liable with respect to
                   any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any one or more series, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

                         (4) no provision of this Indenture shall require the
                   Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                   (d) Whether or not therein expressly so provided, every
             provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 902. NOTICE OF DEFAULTS.

             The Trustee shall give the Holders notice of any default hereunder with respect to the Securities of any series to the Holders of Securities of such series in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 801(c), no such notice to Holders shall be given until at least 75 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

SECTION 903. CERTAIN RIGHTS OF TRUSTEE.

             Subject to the provisions of Section 901 and to the applicable provisions of the Trust Indenture Act:

                   (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                   (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                   (c) whenever in the administration of this Indenture the
             Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                   (d) the Trustee may consult with counsel and the written
             advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                   (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                   (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

                   (g) the Trustee may execute any of the trusts or powers
             hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                   (h) except as otherwise provided in Section 801, the Trustee shall not be charged with knowledge of any Event of Default with respect to the Securities of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on such Securities or by any Holder of such Securities.

SECTION 904. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
                         SECURITIES.

             The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 905. MAY HOLD SECURITIES.

             Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 908 and 913, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 906. MONEY HELD IN TRUST.

             Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 907. COMPENSATION AND REIMBURSEMENT.

             The Company shall

                   (a) pay to the Trustee from time to time reasonable
             compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                   (b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, wilful misconduct or bad faith; and

                   (c) indemnify the Trustee and hold it harmless from and
             against, any loss, liability or expense reasonably incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, wilful misconduct or bad faith.

             As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such other than property and funds held in trust under Section 703 (except as otherwise provided in Section 703). "Trustee" for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, wilful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 908. DISQUALIFICATION; CONFLICTING INTERESTS.

             If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

SECTION 909. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

             There shall at all times be a Trustee hereunder which shall be

                   (a) a corporation organized and doing business under the
             laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or

                   (b) if and to the extent permitted by the Commission by
             rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 910. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                   (a) No resignation or removal of the Trustee and no
             appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 911.

                   (b) The Trustee may resign at any time with respect to the
             Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 911 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                   (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

                   (d) If at any time:

                         (1) the Trustee shall fail to comply with Section 908
                   after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

                         (2) the Trustee shall cease to be eligible under
                   Section 909 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                         (3) the Trustee shall become incapable of acting or
                   shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee with respect to all Securities or (y) subject to Section 814, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

                   (e) If the Trustee shall resign, be removed or become
             incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 911. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 911, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 911, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                   (f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 911, the Trustee shall be deemed to have resigned as contemplated in subsection (b)of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 911, all as of such date, and all other provisions of this Section and Section 911 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

                   (g) The Company shall give notice of each resignation and
             each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its corporate trust office.

SECTION 911. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                   (a) In case of the appointment hereunder of a successor
             Trustee with respect to the Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                   (b) In case of the appointment hereunder of a successor
             Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee, upon payment of all sums owed to it, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                   (c) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all such rights, powers and trusts referred to in subsection (a) or (b) of this Section, as the case may be.

                   (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 912. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

             Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 913. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

             If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

                   (a) the term "cash transaction" means any transaction in
             which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                   (b) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 914. CO-TRUSTEES AND SEPARATE TRUSTEES.

             At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three per centum (33%) in principal amount of the Securities then outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

             Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

             Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

                   (a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

                   (b) the rights, powers, duties and obligations hereby
             conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

                   (c) the Trustee at any time, by an instrument in writing
             executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

                   (d) no co-trustee or separate trustee hereunder shall be
             personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and

                   (e) any Act of Holders delivered to the Trustee shall be
             deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 915. APPOINTMENT OF AUTHENTICATING AGENT.

             The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

             Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

             An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

             The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, in accordance with, and subject to the provisions of Section 907.

             The provisions of Sections 308, 904 and 905 shall be applicable to each Authenticating Agent.

             If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

             This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                           BOATMEN'S TRUST COMPANY
                                           As Trustee



                                           By______________________
                                              Authorized Signatory


             If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

                                  ARTICLE TEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


SECTION 1001.      LISTS OF HOLDERS.

             Semiannually, not later than July 1 and January 1 in each year, commencing July 1, 1997, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

SECTION 1002.      REPORTS BY TRUSTEE AND COMPANY.

             Not later than July 1 in each year, commencing July 1, 1997, the Trustee shall transmit to the Holders and the Commission a report, dated as of the next preceding May 1, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders and the Commission, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.


                                 ARTICLE ELEVEN

              CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER


SECTION 1101.      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

             The Company shall not consolidate with or merge into any other corporation, or convey or otherwise transfer or lease its properties and assets substantially as an entirety to any Person, unless

                   (a) the corporation formed by such consolidation or into
             which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                   (b) immediately after giving effect to such transaction and treating any indebtedness for borrowed money which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                   (c) the Company shall have delivered to the Trustee an
             Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.

SECTION 1102.      SUCCESSOR CORPORATION SUBSTITUTED.

             Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, or other transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 1101, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities Outstanding hereunder.


                                 ARTICLE TWELVE

                            SUPPLEMENTAL INDENTURES


SECTION 1201.      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

             Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                   (a) to evidence the succession of another Person to the
             Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Eleven; or

                   (b) to add one or more covenants of the Company or other
             provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power herein conferred upon the Company; or

                   (c) to add any additional Events of Default with respect to all or any series of Securities Outstanding hereunder; or

                   (d) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche Outstanding on the date of such indenture supplemental hereto in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only pursuant to the provisions of Section 1202 hereof or when no Security of such series or Tranche remains Outstanding; or

                   (e) to provide collateral security for the Securities; or

                   (f) to establish the form or terms of Securities of any
             series or Tranche as contemplated by Sections 201 and 301; or

                   (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

                   (h) to evidence and provide for the acceptance of
             appointment hereunder by a separate or successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 911(b); or

                   (i) to provide for the procedures required to permit the
             Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

                   (j) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; provided, however, that any such place is located in New York, New York, or St. Louis, Missouri; or

                   (k) to cure any ambiguity, to correct or supplement any
             provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect.

             Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and

                         (x) if any such amendment shall require one or more
                   changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect or evidence such changes or additional provisions; or

                         (y) if any such amendment shall permit one or more
                   changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof.

SECTION 1202.      SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

             With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:

                   (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on (except as provided in Section 312 hereof), any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 802, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), without, in any such case, the consent of the Holder of such Security, or

                   (b) reduce the percentage in principal amount of the
             Outstanding Securities of any series or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1304 for quorum or voting, without, in any such case, the consent of the Holders of each Outstanding Security of such series or Tranche, or

                   (c) modify any of the provisions of this Section, Section
             607 or Section 813 with respect to the Securities of any series, or any Tranche thereof, or except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 911(b) and 1201(h).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or of one or more Tranches thereof, or which modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

             It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A waiver by a Holder of such Holder's right to consent under this Section shall be deemed to be a consent of such Holder.

SECTION 1203.      EXECUTION OF SUPPLEMENTAL INDENTURES.

             In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 901) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 1204.      EFFECT OF SUPPLEMENTAL INDENTURES.

             Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 1205.      CONFORMITY WITH TRUST INDENTURE ACT.

             Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 1206.      REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

             Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

SECTION 1207.      MODIFICATION WITHOUT SUPPLEMENTAL INDENTURE.

             If the terms of any particular series of Securities shall have been established in a Board Resolution or an Officer's Certificate pursuant to a Board Resolution as contemplated by Section 301, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officer's Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or Officer's Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or Officer's Certificate shall be deemed to be a "supplemental indenture" for purposes of Section 1204 and 1206.


                                ARTICLE THIRTEEN

                  MEETINGS OF HOLDERS; ACTION WITHOUT MEETING


SECTION 1301.      PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

             A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 1302.      CALL, NOTICE AND PLACE OF MEETINGS.

                   (a) The Trustee may at any time call a meeting of Holders of
             Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1301, to be held at such time and at such place in St. Louis, Missouri, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                   (b) If the Trustee shall have been requested to call a
             meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series and Tranches in the amount above specified, as the case may be, may determine the time and the place in St. Louis, Missouri, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

                   (c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 1303.      PERSONS ENTITLED TO VOTE AT MEETINGS.

             To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1304.      QUORUM; ACTION.

             The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1305(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 1302(a) not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

             Except as limited by Section 1202, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

             Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 1305. ATTENDANCE AT MEETINGS; DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

                   (a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

                   (b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

                   (c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1302(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

                   (d) At any meeting each Holder or proxy shall be entitled to one vote for each $1 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

                   (e) Any meeting duly called pursuant to Section 1302 at
             which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 1306.      COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

             The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1307.      ACTION WITHOUT MEETING.

             In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 104.


                                ARTICLE FOURTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS


SECTION 1401.      LIABILITY SOLELY CORPORATE.

             No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.


                                ARTICLE FIFTEEN

                          SUBORDINATION OF SECURITIES


SECTION 1501.      SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

             The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of the Securities of each series, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of and premium, if any, and interest, if any, on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner set forth in this Article, in right of payment to the prior payment in full of all Senior Indebtedness.

             Each Holder of the Securities of each series, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article, and appoints the Trustee its attorney-in-fact for any and all such purposes.

SECTION 1502.      PAYMENT OVER OF PROCEEDS OF SECURITIES.

             In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or (b) subject to the provisions of Section 1503, that a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, and such default shall have continued beyond the period of grace, if any, in respect thereof and shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Securities of any series shall have been declared due and payable pursuant to Section 801 and such declaration shall not have been rescinded and annulled as provided in Section 802, then:

                   (1) the holders of all Senior Indebtedness shall first be
             entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive a payment on account of the principal of or interest on the indebtedness evidenced by the Securities, including, without limitation, any payments made pursuant to Articles Four and Five;

                   (2) any payment by, or distribution of assets of, the
             Company of any kind or character, whether in cash, property or securities, to which any Holder or the Trustee would be entitled except for the provisions of this Article, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Securities or to the Trustee under this Indenture; and

                   (3) in the event that, notwithstanding the foregoing, any
             payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, in respect of principal of or interest on the Securities or in connection with any repurchase by the Company of the Securities, shall be received by the Trustee or any Holder before all Senior Indebtedness is paid in full, or provision is made for such payment in money or money's worth, such payment or distribution in respect of principal of or interest on the Securities or in connection with any repurchase by the Company of the Securities shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

             Notwithstanding the foregoing, at any time after the 123rd day following the date of deposit of cash or Eligible Obligations pursuant to
Section 701 (provided all conditions set out in such Section shall have been satisfied), the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness including, without limitation, those arising under this Article Fifteen; provided that no event described in clauses (d) and (e) of Section 801 with respect to the Company has occurred during such 123-day period.

             For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan or reorganization or readjustment which are subordinate in right of payment to all Senior Indebtedness which may at the time be outstanding to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eleven hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1502 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eleven hereof. Nothing in

Section 1501 or in this Section 1502 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 907.

SECTION 1503.      DISPUTES WITH HOLDERS OF CERTAIN SENIOR INDEBTEDNESS.

             Any failure by the Company to make any payment on or perform any other obligation in respect of Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any other obligation as to which the provisions of this Section shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default under clause (b) of
Section 1502 if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event that a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay or execution shall have been obtained pending such appeal or review.

SECTION 1504.      SUBROGATION.

             Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive any further payments or distributions of cash, property or securities of the Company applicable to the holders of the Senior Indebtedness until all amounts owing on the Securities shall be paid in full; and such payments or distributions of cash, property or securities received by the Holders of the Securities, by reason of such subrogation, which otherwise would be paid or distributed to the holders of such Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 1505.      OBLIGATION OF THE COMPANY UNCONDITIONAL.

             Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

             Upon any payment or distribution of assets or securities of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article.

SECTION 1506.      PRIORITY OF SENIOR INDEBTEDNESS UPON MATURITY.

             Upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all matured principal of Senior Indebtedness and interest and premium, if any, thereon shall first be paid in full before any payment of principal or premium or interest, if any, is made upon the Securities or before any Securities can be acquired by the Company or any sinking fund payment is made with respect to the Securities (except that required sinking fund payments may be reduced by Securities acquired before such maturity of such Senior Indebtedness).

SECTION 1507.      TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS.

             The Trustee shall be entitled to all rights set forth in this Article with respect to any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness. Nothing in this Article shall deprive the Trustee of any of its rights as such holder.

SECTION 1508.      NOTICE TO TRUSTEE TO EFFECTUATE SUBORDINATION.

             Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee unless and until the Trustee shall have received written notice thereof from the Company, from a Holder or from a holder of any Senior Indebtedness or from any representative or representatives of such holder and, prior to the receipt of any such written notice, the Trustee shall be entitled, subject to Section 901, in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to Section 702 acknowledging satisfaction and discharge of this Indenture, then if prior to the second Business Day preceding the date of such execution, the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee may, in its discretion, receive such moneys and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such date; provided, however, that no such application shall affect the obligations under this Article of the persons receiving such moneys from the Trustee.

SECTION 1509.      MODIFICATION, EXTENSION, ETC., OF SENIOR INDEBTEDNESS.

             The holders of Senior Indebtedness may, without affecting in any manner the subordination of the payment of the principal of and premium, if any, and interest, if any, on the Securities, at any time or from time to time and in their absolute discretion, agree with the Company to change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend or supplement any instrument pursuant to which any Senior Indebtedness is issued, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee.

SECTION 1510.      TRUSTEE HAS NO FIDUCIARY DUTY TO HOLDERS OF SENIOR
                   INDEBTEDNESS.

             With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 1511.      PAYING AGENTS OTHER THAN THE TRUSTEE.

             In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 1507, 1508 and 1510 shall not apply to the Company if it acts as Paying Agent.

SECTION 1512.      RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT IMPAIRED.

             No right of any present or future holder of Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 1513.      EFFECT OF SUBORDINATION PROVISIONS; TERMINATION.

             Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of this Indenture shall be subject to the provisions of this Article, so far as the same may be applicable thereto.

             Notwithstanding anything contained herein to the contrary, the provisions of this Article Fifteen shall be of no further effect, and the Securities shall no longer be subordinated in right of payment to the prior payment of Senior Indebtedness, if the Company shall have delivered to the Trustee a notice to such effect. Any such notice delivered by the Company shall not be deemed to be a supplemental indenture for purposes of Article Twelve hereof.

                          ___________________________

             This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      UNION ELECTRIC COMPANY



                                      By: /s/ DONALD E. BRANDT
                                         -----------------------------
[SEAL]

ATTEST:


/s/ JAMES C. THOMPSON
------------------------------

                                        BOATMEN'S TRUST COMPANY, Trustee


                                        By: /s/ J. RECTOR
                                           -----------------------------------


[SEAL]

ATTEST:


/s/ P. C. QUIBELLE
-------------------------------

STATE OF MISSOURI  )
                   ) ss.:
CITY OF ST. LOUIS  )


             On the 10th day of December , 1996, before me personally came Donald E. Brandt , to me known, who, being by me duly sworn, did depose and say
that he is the  Sr. Vice President-Finance and Corporate Services   of Union
Electric Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                       /s/ BARBARA LUNGWITZ
                                       Notary Public
                                       [Notarial Seal]
                                       BARBARA LUNGWITZ
                                       NOTARY PUBLIC - NOTARY SEAL
                                       STATE OF MISSOURI
                                       CITY OF ST. LOUIS
                                       MY COMMISSION EXPIRES: SEPTEMBER 2, 1999


STATE OF MISSOURI  )
                   ) ss.:
CITY OF ST. LOUIS  )


             On the 10th day of December , 1996, before me personally came Jerry L. Rector , to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Boatmen's Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                 /s/ JOY MARIE LINCOLN
                                                 ---------------------------
                                                 Notary Public
                                                 [Notarial Seal]


        JOY MARIE LINCOLN
NOTARY PUBLIC - STATE OF MISSOURI
         ST. LOUIS COUNTY
MY COMMISSION EXPIRES OCT. 16, 1998